EXHIBIT (a)(1)(F)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER - Social security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

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                                                             GIVE THE NAME AND SOCIAL
FOR THIS TYPE OF HOLDER:                                     SECURITY NUMBER OF -
-------------------------------------------------------------------------------------------------------------------

1.     Individual                                            The individual

2.     Two or more individuals (joint account)               The actual owner of the account or, if combined funds,
                                                             any one of the individuals (1)

3.     Custodian account of a minor                          The minor (2)
       (Uniform Gift to Minor Act)

4.     a.  The usual revocable savings                       The grantor-trustee (1)
       trust (grantor is also trustee)
                                                             The actual owner (1)
       b.  So-called trust account that
       is not a legal or valid trust
       under State law

5.     Sole proprietorship                                   The owner (3)

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                                                             GIVE THE NAME AND EMPLOYEE
FOR THIS TYPE OF HOLDER:                                     IDENTIFICATION NUMBER OF -
-------------------------------------------------------------------------------------------------------------------

6.     Sole proprietorship                                   The owner (3)

7.     A valid trust, estate or                              Legal entity(4)
       pension trust

8.    Corporate                                              The corporation

9.     Association, club, religious,                         The organization
       charitable, educational or other
       tax-exempt organization

10.    Partnership                                           The partnership

11.    A broker or registered nominee                        The broker or nominee
-------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2)   Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number of employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

If you are an LLC that is disregarded as an entity separate from its owner, enter the owner's name on the "Name" line. Enter the LLC's name on the "Business Name" line. If the disregarded LLC is owned by an individual, enter the owner's social security number (or "pre-LLC" Employer Identification Number, if desired). If the owner of the disregarded LLC is a corporation, partnership, etc., enter the owner's employer identification number.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you do not know your number, you should apply for one immediately. You can apply for a Social Security Number by obtaining an Internal Revenue Service Form SS-5, Application for a Social Security Number Card, at your local office of the Social Security Administration office. Get Form SS-4, Application for IRS Employer Identification Number, to apply for an employer identification number or Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an individual taxpayer identification number. You can obtain these forms from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS's internet web site at www.irs.gov.

If you do not have a TIN, write "applied for" in the space provided for the TIN. Writing "applied for" means that you have already applied for a TIN or that you intend to apply for one soon.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on payments made in connection with the offer include the following:

   o  A corporation.
   o  A financial institution.
   o An organization exempt from tax under section 501(a), or an individual retirement plan.
   o  The United States or any agency or instrumentality thereof.
   o A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
   o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
   o  An international organization, or any agency or instrumentality thereof.
   o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
   o  A real estate investment trust.
   o  A common trust fund operated by a bank under section 584(a).
   o An entity registered at all times during the tax year under the Investment Company Act of 1940.
   o  A foreign central bank of issue.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING).

PRIVACY ACT NOTICE - Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to wilful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS. -- If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

                   FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE.